Exhibit 5.1

CLIFFORD CHANCE LLP 10 UPPER BANK STREET LONDON E14 5JJ TEL +44 20 7006 1000 FAX +44 20 7006 5555 DX 149120 CANARY WHARF 3 www.cliffordchance.com

Form of Opinion of Clifford Chance, LLP

Our ref: 55-40589771 Direct Dial: +44 207006 1281
Nielsen Holdings Limited AC Nielsen House London Road Oxford Oxfordshire, OX3 9RX United Kingdom	E-mail: lee.coney@cliffordchance.com , 2015

Dear Sirs

Opinion regarding ordinary shares of Nielsen Holdings Limited

1.	INTRODUCTION

1.1	Merger

1.1.1	We are acting as English legal advisers to Nielsen Holdings Limited, a private limited company incorporated under the laws of England and Wales (“Nielsen-UK”). We understand that Nielsen-UK intends to file, on the date of this Opinion, a registration statement on Form S-4 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

1.1.2	As described in the Registration Statement, we understand that Nielsen-UK is proposing to enter into a cross-border merger which will result in the ultimate holding company of the Nielsen group being a public limited company incorporated in England and Wales (the “Merger”). In connection with the Merger, it is proposed that Nielsen-UK will issue up to 370,690,381 ordinary shares with a nominal value of €0.07 each (the “Shares”).

1.1.3	We have been asked to provide an opinion on certain matters, as set out below, in connection with the filing of the Registration Statement.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

1.2	Defined Terms

1.2.1	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

1.2.2	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review

In connection with the giving of this Opinion:

1.3.1	we have reviewed only the documents referred to in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries) and conducted only those searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents, Searches and Enquiries);

1.3.2	we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Registration Statement;

1.3.3	we have not been responsible for ensuring that the Registration Statement contains all material facts;

1.3.4	we have not been responsible for ensuring that the Registration Statement complies with the requirements of any competent authority; and

1.3.5	we have not been responsible for ensuring that any issuance of Shares registered on the Registration Statement complies with legal and regulatory requirements of any jurisdictions.

1.4	Applicable Law

This Opinion is governed by English law, relates only to English law as applied by the English courts as at the date of this Opinion and does not extend to the laws of any other jurisdiction. All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred.

1.6	Assumptions and Reservations

This Opinion is given on the basis of the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations). This Opinion is strictly limited to the matters stated in paragraph 2 and does not extend to any other matters.

2.	OPINION

We are of the opinion that when (i) the Merger becomes effective; and (ii) valid entries in the books and registers of Nielsen-UK are made, the Shares when issued by

Nielsen-UK will be validly issued in accordance with the Companies Act 2006 and the Final Articles (as defined in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries)) and will be fully paid or credited as fully paid and no further amounts will be payable to Nielsen-UK in respect of the issue of those shares (subject to the transfer of valid consideration to Nielsen-UK at least equal to the aggregate nominal value of the Shares for the issue thereof).

3.	ADDRESSEES AND PURPOSE

3.1	This Opinion is provided in accordance with the instructions of our client, Nielsen-UK, in connection with the Merger.

3.2	This Opinion is given on the basis that any limitation on the liability of any other adviser to all or any of the persons to whom this Opinion is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

4.	CONSENT TO FILING

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to all references to our firm included or made a part of the Registration Statement in respect thereto. In giving this consent, we do not hereby admit to be in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours faithfully

Clifford Chance LLP

SCHEDULE 1

DOCUMENTS, SEARCHES AND ENQUIRIES

1.	DOCUMENTS

(a)	A copy of the Registration Statement filed with the SEC on the date of this Opinion.

(b)	A copy of the certificate of incorporation of Nielsen-UK dated 4 February 2015.

(c)	A certified copy of the articles of association of Nielsen-UK.

(d)	A copy of the draft articles of association of Nielsen-UK proposed to be adopted prior to the effective date of the Merger (the “Final Articles”).

For these purposes “certified” means certified by Nielsen-UK secretary or a director of Nielsen-UK as a true and complete copy of the relevant original document or a true and complete extract from the relevant original document, as the case may be.

2.	SEARCHES AND ENQUIRIES

(a)	A search was conducted with the Registrar of Companies in respect of Nielsen-UK on 2015, which has not revealed any order or resolution for the winding up of Nielsen-UK or any notice of appointment in respect of a liquidator, receiver, administrative receiver or administrator.

(b)	An enquiry by telephone was made at the Companies Court in London of the Central Index of Winding Up Petitions at on 2015 with respect to Nielsen-UK, which has not revealed any petition for the winding up of Nielsen-UK as having been presented.

SCHEDULE 2

ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures, stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents are complete and conform to the originals.

(b)	Any certification referred to in Schedule 1 (Documents, Searches and Enquiries) is correct in all respects.

(c)	The copies of the certificate of incorporation and articles of association of Nielsen-UK provided to us are accurate and complete as of the date of this Opinion.

(d)	The copy of the Final Articles provided to us is accurate and will be adopted without amendment prior to the effective date of the Merger.

2.	CORPORATE AUTHORITY

(a)	Prior to the allotment of the Shares, a meeting of the shareholder(s) of Nielsen-UK, being quorate, will be duly convened and the appropriate resolutions (i) adopting the Final Articles; and (ii) authorising the directors of Nielsen-UK for the purposes of section 551 of the Companies Act 2006, to exercise all of the powers of Nielsen-UK to allot up to the aggregate nominal value of the Shares as at the date of allotment of the Shares, will be validly passed, which resolutions will remain in full force and effect, not having been amended and revoked, at the time of allotment of the Shares.

(b)	Following the resolutions referred to in paragraph 2(a) above (i) adopting the Final Articles; and (ii) authorising the directors of Nielsen-UK for the purposes of section 551 of the Companies Act 2006, to exercise all of the powers of Nielsen-UK to allot up to the aggregate nominal value of the Shares as at the date of allotment of the Shares having been validly passed, prior to the allotment of the Shares, a meeting of the board of directors and/or an appropriately authorised committee of directors of Nielsen-UK, being quorate, will be duly convened and the appropriate resolutions providing for the issue of the Shares will be validly passed conditional only on the Merger becoming effective and, in each case, such resolutions will remain in full force and effect, not having been amended and revoked, at the time of allotment of the Shares.

(c)	Each director of Nielsen-UK has disclosed or will disclose at or prior to the date of allotment of the Shares any interest which he or she may have in the Merger, and any potential conflicts such directors have in respect of the Merger have been approved, in each case in accordance with the provisions of the Companies Act 2006 and Nielsen-UK’s articles of association and none of the directors has any interest in the Merger except to the extent permitted by Nielsen-UK’s articles of association.

(d)	In resolving to issue the Shares, the directors of Nielsen-UK will act in good faith to promote the success of Nielsen-UK for the benefit of its members as a whole and in accordance with any other duty, breach of which could give rise to such transactions being avoided.

(e)	Save for the issuance by Nielsen-UK of 50,000 non-voting shares of £1.00 each in connection with the re-registration of Nielsen-UK as a public limited company, at or prior to the date of allotment of the Shares, no other shares of Nielsen-UK will have been allotted, and no rights to subscribe for or to convert any security of Nielsen-UK into shares of Nielsen-UK have been granted, pursuant to the authorities referred to in paragraph 2 of this Opinion other than the Shares to be issued by Nielsen-UK in connection with the Merger.

3.	SEARCHES AND ENQUIRIES

The searches and enquiries referred to in Schedule 1 (Documents, Searches and Enquiries) are complete and accurate in all aspects and have not since the time of such searches and enquiries been altered. However, it is our experience that the searches and enquiries referred to in paragraphs 2(a) and 2(b) in Schedule 1 (Documents, Searches and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England, nor do they indicate whether or not insolvency proceedings have begun elsewhere.

4.	NO CHANGE IN LAW

There will be no change in law or regulation from the date of this Opinion to the effective date of the Merger that would have the effect of rendering any of our opinions invalid, void or otherwise incorrect.

5.	OTHER LAWS

All acts, conditions or things required to be fulfilled, performed or effected in connection with the Shares under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

SCHEDULE 3

RESERVATIONS

1.	LIMITS ON SCOPE OF OPINION

(a)	No opinion is given:

(i)	as to the title to the Shares including, but without limitation, as to whether the legal and beneficial ownership of the Shares is vested in any particular person;

(ii)	on any issues which may arise out of or relate to the giving of financial assistance pursuant to the Companies Act 2006;

(iii)	as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement entered into by Nielsen-UK in connection with the Merger as to jurisdiction and/or law; or

(iv)	on the impact on the Merger of the competition laws of any jurisdiction including the laws of England and of the European Union.

(b)	We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that may affect the opinion expressed herein.

(c)	We express no opinion on any withdrawal rights which may arise as a matter of Dutch law in connection with the Merger.